Exhibit 32
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nestor, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, William B. Danzell, Chief Executive Officer of the Company, and Nigel P. Hebborn, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)	The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

Date: May 11, 2007

/s/ William B. Danzell
William B. Danzell, Chief Executive Officer

Date: May 11, 2007

/s/ Nigel P. Hebborn
Nigel P. Hebborn, Chief Financial Officer